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EXHIBIT 1

Form of Underwriting Agreement

IHS Inc.

Class A Common Stock, par value $0.01 per share

Underwriting Agreement

            , 2005

Goldman, Sachs & Co.,
Citigroup Global Markets Inc.,
Morgan Stanley & Co. Incorporated,
UBS Securities LLC,
KeyBanc Capital Markets, A Division of McDonald Investments Inc.,
Piper Jaffray & Co.,

  As representatives of the several Underwriters
  named in Schedule I hereto,

c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

        IHS Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of                        shares and, at the election of Goldman, Sachs & Co., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, up to                        additional shares of Class A Common Stock, par value $0.01 per share ("Stock"), of the Company, and the stockholders of the Company named in Schedule II hereto (the "Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of                        shares and, at the election of Goldman, Sachs & Co., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, up to                        additional shares of Stock. The aggregate of                         shares to be sold by the Company and the Selling Stockholders is herein called the "Firm Shares" and the aggregate of                        additional shares to be sold by the Company and the Selling Stockholders is herein called the "Optional Shares". The Firm Shares and the Optional Shares that Goldman, Sachs & Co., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

        Concurrently with the initial public offering of the Shares, the Company has agreed to sell to General Atlantic Partners 80, L.P., GAP Coinvestments III, LLC and GAP Coinvestments IV, LLC (collectively, "General Atlantic") and General Atlantic has agreed to purchase from the Company pursuant to the Stock Purchase Agreement, dated April 11, 2005, between General Atlantic and the Company (the "General Atlantic Purchase Agreement"),                        shares of Stock at the First Time of Delivery (as defined in Section 4 hereof) (the "General Atlantic Shares").

        In addition, as part of the offering contemplated by this Agreement, Citigroup Global Markets Inc. has agreed to reserve out of the Shares set forth opposite its name on Schedule I to this Agreement, up to                        Shares, for sale to certain of the Company's non-employee directors and other persons associated with the Company (collectively, "Participants"), as set forth in the Prospectus (as defined below) under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by Citigroup Global Markets Inc. pursuant to the Directed Share Program (the "Directed Shares") will be sold by Citigroup Global Markets Inc. pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by 8:00 a.m. New York City time on the business day following the date on which this Agreement is executed will be offered to the public by Citigroup Global Markets Inc. as set forth in the Prospectus.

        1.     (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

              (i)  A registration statement on Form S-1 (File No. 333-122565) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus");

             (ii)  No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and Citigroup Global Markets Inc. or by the Selling Stockholders expressly for use therein;

            (iii)  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. and Citigroup Global Markets Inc. or by the Selling Stockholders expressly for use therein;

            (iv)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, except for such loss or interference as would not, individually or in the aggregate, have a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries taken as a whole (a "Material Adverse Effect"); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its consolidated subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

             (v)  The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

            (vi)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

           (vii)  The Company has no subsidiaries except those entities set forth in Exhibit 21 to the Registration Statement; the subsidiaries of the Company listed in Schedule III hereto are the only significant subsidiaries (as such term is defined in Rule 1-02(w) of Regulation S-X, as promulgated by the Commission) of the Company (the "Significant Subsidiaries"); each subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation or limited liability company under the laws of its jurisdiction of incorporation or formation; and each subsidiary of the Company is in good standing (to the extent such concept is recognized in its jurisdiction of incorporation or formation), except where the failure of any subsidiary other than a Significant Subsidiary to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement and the General Atlantic Purchase Agreement;

          (viii)  The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

            (ix)  The unissued Shares to be issued and sold by the Company to the Underwriters hereunder and the General Atlantic Shares to be issued and sold by the Company to General Atlantic pursuant to the General Atlantic Purchase Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

             (x)  The issue and sale of the Shares and the General Atlantic Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the General Atlantic Purchase Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement and the General Atlantic Purchase Agreement; nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification (each, an "Authorization") of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the General Atlantic Shares or the consummation by the Company of the transactions contemplated by this Agreement and the General Atlantic Purchase Agreement, except (A) the registration under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") of the Shares, (B) the listing of the Shares on the New York Stock Exchange, Inc. (the "Exchange"), (C) such Authorizations as may be required by the National Association of Securities Dealers, Inc. (the "NASD"), and (D) such Authorizations as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

            (xi)  Neither the Company nor any of its subsidiaries is (A) in violation of its Certificate of Incorporation or By-laws or (B) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (B), a default which would not, individually or in the aggregate, have a Material Adverse Effect;

           (xii)  The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Material United States Federal Tax Considerations for Non-U.S. Holders of Common Stock" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

          (xiii)  Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement and the General Atlantic Purchase Agreement; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

          (xiv)  The Company is not and, after giving effect to the offering and sale of the Shares and the General Atlantic Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

           (xv)  Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

          (xvi)  The Company (individually and on a consolidated basis) and each of its Significant Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (xvii)  The Company and its subsidiaries are (A) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) have not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus;

        (xviii)  (A) The Company and its subsidiaries own, possess, license or have other rights to use, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted, except where the failure to own, possess or license would not, individually or in the aggregate, have a Material Adverse Effect;

            (B)  Except as set forth in the Prospectus, there are no pending actions, suits or proceedings against the Company or, to the knowledge of the Company, against any other entity or person (i) challenging the Company's rights in or to any such Intellectual Property, (ii) challenging the validity or scope of any such Intellectual Property, or (iii) stating that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others;

            (C)  Except as set forth in the Prospectus and excluding any action, suit or proceeding which would not reasonably be expected to have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement and the General

    Atlantic Purchase Agreement, to the Company's knowledge, there is no threatened action, suit or proceeding, or written claim received by the Company (i) challenging the Company's rights in or to any such Intellectual Property; (ii) challenging the validity or scope of any such Intellectual Property; or (iii) stating that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others; and

            (D)  Except as set forth in the Prospectus and excluding any action, suit or proceeding which would not reasonably be expected to have a Material Adverse Effect or interfere with the consummation of the transactions contemplated by this Agreement and the General Atlantic Purchase Agreement, there is no infringement by third parties of any such Intellectual Property;

          (xix)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder ("FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; the Company and its subsidiaries have conducted their businesses in compliance with the FCPA (as applicable) and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith; and the Company is not aware of any violation of the FCPA by any of its affiliates;

           (xx)  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the rules and regulations thereunder (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

          (xxi)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently targeted by any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or, to the knowledge of the Company, indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently targeted by any U.S. sanctions administered by OFAC; and

         (xxii)  The offer, issuance and sale of the General Atlantic Shares to General Atlantic pursuant to the General Atlantic Purchase Agreement are exempt from registration under the Act.

        Furthermore, the Company represents and warrants to Citigroup Global Markets Inc. that (i) the Registration Statement, the Prospectus and any Preliminary Prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

        The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

          (b)   Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

              (i)  All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney and the Custody Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power-of-Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

             (ii)  The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, except for such conflicts, breaches or violations as would not interfere with the consummation of the transactions contemplated by this Agreement, the Power-of-Attorney or the Custody Agreement; nor will such action result in any violation of the provisions of the Memorandum of Association or Articles of Association of such Selling Stockholder or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder;

            (iii)  Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

            (iv)  Such Selling Stockholder will comply with the selling restrictions set forth in the Form of Lock-up Agreement attached hereto as Annex 7(k)(i);

             (v)  Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (vi)  To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the

    Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

           (vii)  In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 or Form W-8 as applicable (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);

          (viii)  Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the "Custody Agreement"), duly executed and delivered by such Selling Stockholder to Computershare Trust Company, Inc., as custodian (the "Custodian"), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the "Power of Attorney"), appointing Georg Heinrich Thyssen-Bornemisza as such Selling Stockholder's attorney-in-fact (the "Attorney-in-Fact") with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and

            (ix)  The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorney-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorney-in-Fact pursuant to the Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorney-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

        2.     Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $            , the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that Goldman, Sachs & Co., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated shall exercise the election to purchase Optional Shares as provided below, the Company and each of the Selling Stockholders agrees, severally and not jointly, to sell to each of Goldman, Sachs & Co., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, and each of Goldman, Sachs & Co., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that Goldman, Sachs & Co., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated are collectively entitled to purchase hereunder.

        The Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to Goldman, Sachs & Co., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated the right to purchase at their election up to                        Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company and each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Attorney-in-Fact, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you, the Company and the Attorney-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

        3.     Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

        4.     (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., through the facilities of the Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Custodian, as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on            , 2005 or such

other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the election of Goldman, Sachs & Co., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

          (b)   The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof will be delivered at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

        5.     The Company agrees with each of the Underwriters:

          (a)   To prepare the Prospectus in a form agreed to by you and the Company and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

          (b)   Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c)   As soon as practicable on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

          (d)   To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

          (e)   During the Lock-up Period (as defined below), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Stock, securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (A) the Shares to be sold hereunder and the General Atlantic Shares to be sold under the General Atlantic Purchase Agreement; (B) any shares of Stock issued pursuant to employee benefit plans, stock options plans, or other employee compensation plans or employment agreements existing on the date hereof and described in the Prospectus; (C) any shares of Stock issued pursuant to the exercise of deferred stock units or other rights outstanding on the date hereof and described in the Prospectus; (D) grants of options pursuant to employee benefit plans, stock option plans or other employee compensation plans or employment agreements existing on the date hereof and described in the Prospectus; and (E) the issuance of shares of Stock in exchange for the assets of, or a majority or controlling portion of the equity of, another entity in connection with the acquisition by the Company or any of its subsidiaries of such entity, provided, however, that in the case of (E), (i) prior to such issuance of shares of Stock, each recipient of such shares shall have executed and delivered to the Representatives an agreement substantially in the form of Annex 7(k)(i) hereto, and (ii) the aggregate market value of such shares of Stock shall not exceed 10% of the market capitalization of the Company immediately following the First Time of Delivery), without the prior written consent of Goldman, Sachs & Co. and Citigroup Global Markets Inc. (the initial lock-up period will commence on the date hereof and will continue to and including the date 180 days after the date of the Prospectus; provided, however, that if (1) during the last 17 days of the initial lock-up period the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial lock-up period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial lock-up period, then in each case the lock-up period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. and Citigroup Global Markets Inc. waive, in writing, such extension (the "Lock-up Period");

          (f)    To provide written notice to the Representatives and to each of the Company's directors, executive officers and stockholders and other persons listed in Annex 7(k)(ii) hereto of any event that would result in an extension of the Lock-up Period in accordance with the agreement in the form of Annex 7(k)(i) hereto executed by each such person and delivered to the Underwriters on or prior to the date hereof;

          (g)   Unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

          (h)   During a period of five years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

          (i)    To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the General Atlantic Shares pursuant to the General Atlantic Purchase Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (j)    To use its best efforts to list, subject to notice of issuance, the Shares on the Exchange;

          (k)   To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

          (l)    If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

          (m)  Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

        Furthermore, the Company agrees with Citigroup Global Markets Inc. that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

        6.     The Company covenants and agrees with the several Underwriters that it will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants and any counsel to the Selling Stockholders in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) the fees and expenses of the Attorney-in-Fact and the Custodian; (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and its pro rata share of the cost of any aircraft chartered in connection with the "roadshow"; (x) all fees and disbursements of counsel for the Underwriters in connection with the Directed Share Program; (xi) all costs and expenses incurred by the Underwriters in connection with the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of copies of the Directed Share Program material; (xii) all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program; and (xiii) all other costs and expenses incident to the performance of its obligations hereunder and the performance of the Selling Stockholders' obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that the Company's obligations for the fees and disbursements of counsel for the Underwriters incurred under subsections (iii) and (v) shall not exceed $    . The Selling Stockholders covenant and agree with the several Underwriters (i) that they will pay or cause to be paid all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholders to the Underwriters hereunder, and (ii) the underwriting discount associated with the Shares to be sold by the Selling Stockholders hereunder shall be deducted from the Selling Stockholders' proceeds from the sale of such Shares. In connection with the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and the Selling Stockholder agrees to reimburse Goldman, Sachs & Co. for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. For the avoidance of doubt, the Company shall pay all costs, fees, expenses, taxes and other similar charges incurred by it in respect of the sale of the General Atlantic Shares to General Atlantic.

        7.     The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

          (a)   The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

          (b)   Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the validity of the Shares and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c)   Davis Polk & Wardwell, counsel for the Company, shall have furnished to you their written opinion (in the form attached as Annex 7(c) hereto), dated such Time of Delivery, to the effect that:

              (i)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

             (ii)  The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares and the General Atlantic Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares and the General Atlantic Shares conform to the description of the Stock contained in the Prospectus;

            (iii)  The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

            (iv)  Each of Information Handling Services Group Inc., Information Handling Services Inc., IHS Energy Group Inc., PID Acquisition Corp., Dwights Acquisition Corp., IHS Sponsor Inc., TBS Services Inc. and TBG Industries Inc. is validly existing as a corporation in good standing under the laws of the State of Delaware; Petroleum Information/Dwights LLC is validly existing as a limited liability company in good standing under the laws of the State of Delaware; and all of the issued shares of capital stock of each of Information Handling Services Group Inc., Information Handling Services Inc., IHS Energy Group Inc., PID Acquisition Corp., Dwights Acquisition Corp., IHS Sponsor Inc., TBG Services Inc. and TBG Industries Inc., and all of the limited liability company membership interests of Petroleum Information/Dwights LLC, to the best of such counsel's knowledge, relying solely as to matters of fact upon certificates of officers of the Company or its subsidiaries, are owned directly or indirectly by the Company, in each case free and clear of all liens, encumbrances, equities or claims;

             (v)  To the best of such counsel's knowledge based solely on inquiry of officers of the Company and review of documents or other records of the Company provided to such counsel by the Company in response to such inquiry, and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of such counsel's knowledge based solely on inquiry of officers of the Company and review of documents or other records of the Company provided to such counsel by the Company in response to such inquiry, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (vi)  This Agreement and the General Atlantic Purchase Agreement have been duly authorized, executed and delivered by the Company;

           (vii)  The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement (including the issuance and sale of the Shares being delivered by the Company at such Time of Delivery) will not contravene (A) any provision of the laws of the State of New York, the General Corporation Law of the State of Delaware or the federal laws of the United States of America that in such counsel's experience are normally applicable to transactions of the type contemplated by this Agreement, (B) the Certificate of Incorporation or By-laws of the Company, or (C) any agreement, indenture, lease or other instrument to which the Company or any subsidiary of the Company is a party, or by which any of them or any of their respective properties is bound, that is specified in an annex attached to such counsel's opinion; or to the best of such counsel's knowledge, based solely on inquiry of officers of the Company and review of documents or other records of the Company provided to us by the Company in response to such inquiry, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary of the Company;

          (viii)  The execution and delivery by the Company of, and the performance by the Company of its obligations under, the General Atlantic Purchase Agreement (including the issuance and sale of the General Atlantic Shares being delivered by the Company at the First Time of Delivery) will not contravene (A) the Certificate of Incorporation or By-laws of the Company, or (B) any agreement, indenture, lease or other instrument to which the Company or any subsidiary of the Company is a party, or by which any of them or any of their respective properties is bound, that is specified in an annex attached to such counsel's opinion; or to the best of such counsel's knowledge, based solely on inquiry of officers of the Company and review of documents or other records of the Company provided to us by the Company in response to such inquiry, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary of the Company;

            (ix)  To the best of such counsel's knowledge, no Authorization is required to be obtained or made by the Company or any of its subsidiaries from, to or with any court or governmental agency or body under the laws of the State of New York, the General Corporation Law of the State of Delaware or the federal laws of the United States of America that in such counsel's experience are normally applicable to transactions of the type contemplated by this Agreement for the issue and sale of the Shares or the consummation of the transactions contemplated by this Agreement, except for (i) the registration of the Shares under the Act and the Exchange Act, (ii) the listing of the Shares on the Exchange, (iii) such Authorizations as may be required from the NASD, (iv) such Authorizations the absence of which would not have a Material Adverse Effect or interfere materially with the consummation of the transactions contemplated by this Agreement, and (iv) such Authorizations as may be required under state or foreign securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

             (x)  The statements relating to legal matters or documents set forth in the Prospectus under the captions "Description of Capital Stock" and "Material United States Federal Tax Considerations for Non-U.S. Holders of Common Stock", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair; and

            (xi)  The Company is not, and after giving effect to the offering and sale of the Shares in accordance with this Agreement and the General Atlantic Shares in accordance with the General Atlantic Purchase Agreement and the application of the proceeds thereof on the date hereof as described in the Prospectus, will not be, an "investment company", as such term is defined in the Investment Company Act.

        Such counsel shall also state that they have not themselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus; they have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company, the information furnished, whether or not subject to such counsel's check or verification; on the basis of such consideration, review and discussion, but without independent check or verification, except as referred to in subsection (x) of this Section 7(c), (i) in such counsel's opinion, the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and (ii) nothing has come to our attention that causes us to believe that (a) the Registration Statement or the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) the Prospectus as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing opinion and belief, such counsel may state that they have not been called to pass upon, and express no opinion or belief as to, the financial statements or financial schedules or other financial data included in the Registration Statement or the Prospectus.

        In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware. Such counsel may assume that any registration statement filed pursuant to Rule 462(b) became effective prior to the time that any sale of the Shares was confirmed by the Underwriters and such counsel may state that it is outside counsel and that its knowledge as to matters covered in such opinions is necessarily limited. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied upon certificates of officers of the Company and its subsidiaries, certificates of public officials and other sources;

          (d)   The following counsels for the Company shall have furnished to you their respective written opinions, dated such Time of Delivery, in form and substance reasonably satisfactory to you, in each case to the effect indicated below:

              (i)  Patricia Wonderley, associate general counsel of the Company:

              (a)   IHS Group Inc. has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties; and

              (b)   to the best of such counsel's knowledge, relying solely as to matters of fact upon certificates of officers of the Company and IHS Group Inc., (A) IHS Group Inc. has the power and authority (corporate and other) to conduct its business as presently being conducted and (B) all of the issued shares of capital stock of IHS Group Inc. have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities and claims;

             (ii)  McCarthy Tétrault LLP, Canadian counsel for the Company:

              (a)   IHS Energy Canada Ltd. has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties; and

              (b)   to the best of such counsel's knowledge, relying solely as to matters of fact upon certificates of officers of the Company and IHS Energy Canada Ltd., (A) IHS Energy Canada Ltd. has the power and authority (corporate and other) to conduct its business as presently being conducted and (B) all of the issued shares of capital stock of IHS Energy Canada Ltd. have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities and claims;

            (iii)  Penningtons, United Kingdom counsel for the Company:

              (a)   Each of IHS Group Holdings Limited and Technical Indexes Limited has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties; and

              (b)   to the best of such counsel's knowledge, relying solely as to matters of fact upon certificates of officers of the Company, (A) each of IHS Group Holdings Limited and Technical Indexes Limited has the power and authority (corporate and other) to conduct its business as presently being conducted and (B) all of the issued shares of capital stock of IHS Group Holdings Limited and Technical Indexes Limited have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities and claims;

            (iv)  Schellenberg Wittmer, Swiss counsel for the Company:

              (a)   Petroconsultants SA has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties; and

              (b)   to the best of such counsel's knowledge, relying solely as to matters of fact upon certificates of officers of the Company and Petroconsultants SA, (A) Petroconsultants SA has the power and authority (corporate and other) to conduct its business as presently being conducted and (B) all of the issued shares of capital stock of Petroconsultants SA have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities and claims;

          (e)   Michael Kyprianou & Associates, counsel for the Selling Stockholders, shall have furnished to you their written opinion, with respect to each of the Selling Stockholders, dated such time of delivery, in the forms attached as Annexes 7(e)(i) and 7(e)(ii) hereto;

          (f)    Davis Polk & Wardwell, special U.S. counsel for the Selling Stockholders, shall have furnished to you their written opinion with respect to each of the Selling Stockholders (in the form attached as Annex 7(f) hereto), dated such Time of Delivery, to the effect that:

            Upon payment for the Shares to be sold by the Selling Stockholders to each of the several Underwriters as provided in this Agreement, the delivery of such Shares to Cede & Co. or such other nominee as may be designated by DTC, the registration of such Shares in the name of Cede & Co. or such other nominee and the crediting of such Shares on the records of DTC to security accounts in the name of such Underwriter (assuming that neither DTC nor such Underwriter has notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the "UCC")) to such Shares or any security entitlement in respect thereof), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, such Underwriter will acquire a security entitlement in respect of such Shares and (C) to the extent governed by Article 8 of the UCC, no action based on any "adverse claim" (as defined in Section 8-102 of the UCC) to such Shares may be asserted against such Underwriter; it being understood that for purposes of this opinion, we have assumed that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede & Co. or such other nominee as may be designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the UCC;

          (g)   On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth Annex 7(g)(i) hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex 7(g)(ii) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex 7(g)(iii) hereto);

          (h)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of Goldman, Sachs & Co. and Citigroup Global Markets Inc. so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (i)    On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of Goldman, Sachs & Co. and Citigroup Global Markets Inc. makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

          (j)    The Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

          (k)   The Company has obtained and delivered to the Underwriters executed copies of an agreement in the form of Annex 7(k)(i) from the Company's directors, executive officers and stockholders and other persons listed in Annex 7(k)(ii);

          (l)    The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

          (m)  The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section.

        8.     (a) The Company and each of the Selling Stockholders, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. and Citigroup Global Markets Inc. expressly for use therein; provided, further, that (A) the liability of each of the Selling Stockholders pursuant to this subsection (a) shall not exceed the product of (x) the number of Shares sold by such Selling Stockholder, including any Optional Shares, and (y) the initial public offering price of the Shares less the underwriting discount per Share, as set forth in the Prospectus, and (B) the Selling Stockholders shall only be liable for amounts payable under this section 8(a) in the event that (i) the Company is bankrupt or insolvent or (ii) an indemnified party (as described below) shall have obtained a judicial judgment, order or decree (in each case which has not been appealed) for amounts payable to such indemnified party under this section 8(a) and such indemnified party shall have made a demand upon the Company for payment of such amounts following such judgment, order or decree, which demand remains unsatisfied for 45 days or more.

        In addition, the Company agrees to indemnify and hold harmless Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc. and each person, who controls Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act ("Citigroup Entities"), from and against any and all losses, claims, damages and liabilities to which they may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable Preliminary Prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the effective date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, except that this clause (iii) shall not apply to the extent that such loss, claim, damage or liability is finally judicially determined to have resulted primarily from the gross negligence or willful misconduct of the Citigroup Entities.

          (b)   Each of the Selling Stockholders will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. and Citigroup Global Markets Inc. expressly for use therein; provided, further, that the liability of each of the Selling Stockholders pursuant to this subsection (b) shall not exceed the product of (x) the number of Shares sold by such Selling Stockholder, including any Optional Shares, and (y) the initial public offering price of the Shares less the underwriting discount per Share, as set forth in the Prospectus.

          (c)   Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. and Citigroup Global Markets Inc. expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

          (d)   Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the second paragraph of Section 8(a) hereof, then the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate law firm (in addition to any local counsel) for Citigroup Global Markets Inc., the directors, officers, employees and agents of Citigroup Global Markets Inc., and all persons, if any, who control Citigroup Global Markets Inc. within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

          (e)   If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (f)    The obligations of the Company and the Selling Stockholders under this Section 8 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

        9.     (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

          (b)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of

  Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of Goldman, Sachs & Co., Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

        10.   The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

        11.   If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

        12.   In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. and Citigroup Global Markets Inc. on behalf of you as the Representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by the Attorney-in-Fact for such Selling Stockholder.

        All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of (i) Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department, and (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel (fax no.: (212) 816-7912); if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

        13.   This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

        14.   Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

        15.   This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        16.   This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

        Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,
IHS Inc.,
By:
Name:
Title:
Urpasis Investments Limited Urvanos Investments Limited
By:
Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement.

Accepted as of the date hereof:

Goldman, Sachs & Co.,
Citigroup Global Markets Inc.,
Morgan Stanley & Co. Incorporated,
UBS Securities LLC,
KeyBanc Capital Markets, A Division of McDonald Investments Inc.,
Piper Jaffray & Co.,

By:	(Goldman, Sachs & Co.)
On behalf of each of the Underwriters

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.
Citigroup Global Markets Inc.
Morgan Stanley & Co. Incorporated
UBS Securities LLC		—
KeyBanc Capital Markets, A Division of McDonald Investments Inc.		—
Piper Jaffray & Co.		—

Total

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised
The Company
The Selling Stockholders:
Urpasis Investments Limited
Urvanos Investments Limited

Total

The Selling Stockholders are represented by Michael Kyprianou & Associates, G. Digeni & Kannigos, 3035 Limassol, Cyprus, and Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017, and have appointed Georg Heinrich Thyssen-Bornemisza as the Attorney-in-Fact for such Selling Stockholders.

SCHEDULE III

Significant Subsidiary	Jurisdiction of Incorporation/Formation
Information Handling Services Group Inc.	Delaware
IHS Energy Group Inc.	Delaware
PID Acquisition Corp.	Delaware
Dwights Acquisition Corp.	Delaware
Petroleum Information/Dwights LLC	Delaware
IHS Sponsor Inc.	Delaware
TBG Services Inc.	Delaware
TBG Industries Inc.	Delaware
Information Handling Services Inc.	Delaware
IHS Group Inc.	Colorado
IHS Energy Canada Ltd.	Canada
IHS Group Holdings Limited	United Kingdom
Technical Indexes Limited	United Kingdom
Petroconsultants SA	Switzerland

ANNEX 7(k)(i)

Form of Lock-up Agreement

                    , 2005

Goldman, Sachs & Co.,
Citigroup Global Markets Inc.,
Morgan Stanley & Co. Incorporated,
UBS Securities LLC,
KeyBanc Capital Markets, A Division of McDonald Investments Inc.,
Piper Jaffray & Co.,
c/o Goldman, Sachs & Co.
85 Broad Street
New York, NY 10004

  Re:
  IHS Inc.—Lock-Up Agreement

Ladies and Gentlemen:

        The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with IHS Inc., a Delaware corporation (the "Company"), and the Selling Stockholders named therein (the "Underwriting Agreement"), providing for a public offering of the Class A Common Stock, par value $0.01 per share, of the Company (the "Shares") pursuant to a Registration Statement on Form S-1 (Registration No. 333-122565) filed with the Securities and Exchange Commission (the "SEC").

        In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the "Lock-up Period"), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Class A Common Stock of the Company, or any options or warrants to purchase any shares of Class A Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Class A Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the "Undersigned's Shares"). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

        The initial Lock-up Period will commence on the date of this Lock-up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the "Public Offering Date") pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-up Period the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-up Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-up Period, then in each case the Lock-up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Goldman, Sachs & Co. and Citigroup Global Markets Inc. waive in writing, such extension.

        The undersigned hereby acknowledges and agrees that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-up Period pursuant to the previous paragraph to the undersigned and that any such notice properly delivered will be deemed to have given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-up Agreement during the period from the date of this Lock-up Agreement to and including the 34th day following the expiration of the initial Lock-up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-up Period (as may have been extended pursuant to the previous paragraph) has expired.

        Notwithstanding the foregoing, this Lock-Up Agreement shall not apply to the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement. In addition, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, [If the undersigned is Urpasis Investments Limited, Urvanos Investments Limited or Don Perkins, add—(iii) to any trust, so long as one (or more) of the beneficiaries of the Thyssen-Bornemisza Continuity Trust (the "Trust") as of the Public Offering Date is the principal beneficiary (or are the principal beneficiaries) of such trust, provided that the trust agrees to be bound in writing by the restrictions set forth herein, (iv) to any corporate entity(ies), partnership(s) or other similar entity(ies) owned and controlled, directly or indirectly, by the Trust or any trust referred to in clause (iii) above, provided that such entity(ies) agrees to be bound in writing by the restrictions set forth herein], or [(iii)][(v)] with the prior written consent of Goldman, Sachs & Co. and Citigroup Global Markets Inc. on behalf of the Underwriters. [If the undersigned is Urpasis Investments Limited, Urvanos Investments Limited or Don Perkins, add—Transfers made pursuant to either clause (iii) or (iv) of the preceding sentence may only be made after the initial 180-day Lock-Up Period.] For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), [or (iii)] [(iii), (iv) or (v)] above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

        The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

        The undersigned understands that if (a) the Company notifies you that it does not intend to proceed with the public offering of the Shares, (b) the Underwriting Agreement is not executed prior to September 30, 2005 or (c) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares

2

to be sold thereunder, the undersigned shall be released from all obligations under this Lock-Up Agreement.

Very truly yours,
Exact Name
Authorized Signature
Title

3

QuickLinks

Form of Underwriting Agreement
SCHEDULE I
SCHEDULE II
SCHEDULE III